Exhibit 10.17

Dated: June 20, 2016

(1)	THE RESOURCE GROUP INTERNATIONAL, LTD.

(2)	ETELEQUOTE PLC

Loan Agreement

THIS LOAN AGREEMENT is made on	June 20, 2016 (“Effective Date”)

BETWEEN

(1)	THE RESOURCE GROUP INTERNATIONAL, LTD. (any exempted company incorporated in Bermuda) whose registered office is at Crawford House, 50 Cedar Avenue, Hamilton HM11, Bermuda (“Lender”); and

(2)	ETELEQUOTE PLC, a company formed under the laws of England and Wales with Registration No. 8587657 (“Borrower”).

BACKGROUND

(A)	The Lender is willing to advance monies to Borrower on the terms of this Agreement, and Borrower seeks to receive such monies under the terms of this Agreement.

OPERATIVE CLAUSES

1.	INTERPRETATION

In this Agreement:

1.1	the following expressions have the following meanings unless inconsistent with the context:

“Loan”	the loan of the Loan Amount to the Borrower pursuant to clause 2

“Loan Amount”	Ten Million Dollars USD ($10,000,000.00) subject as may be increased pursuant to clause 4 or reduced pursuant to clause 6

“Interest Rate”	15.00 per cent per annum

1.2	any reference to a clause is a reference to one of the clauses of this Agreement;

1.3
references to this Agreement (or to any other agreement or deed) means, at any time, this Agreement (or, as applicable, such other agreement or deed) as amended, novated, re-stated, substituted or supplemented at such time, provided that the relevant amendment, novation, re-statement, substitution or supplement does not breach any term of this Agreement;

1.4
references to any statutory provisions will, where the context so admits or requires, be construed as including references to the corresponding provisions of any earlier statute (whether repealed or not) directly or indirectly amended, consolidated, extended or replaced by those provisions (or re-enacted in those provisions) and of any subsequent statute in force at any relevant time directly or indirectly amending, consolidating, extending, replacing or re-enacting the same and will include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

1.5	US$ shall refer to the lawful currency of the United States of America;

1.6	the descriptive headings to Clauses are inserted for convenience only, have no legal effect and shall be ignored in the interpretation of this Agreement; and

1.7	references to the singular include the plural and vice versa and any reference to the masculine shall include the feminine, as the context permits or requires.

2.	LOAN

The Lender shall lend to Borrower on or before 23 June 2016 an amount equal to the Loan Amount.

3.	PURPOSE OF LOAN

3.1
The proceeds of the Loan shall be applied to fully pay off of the current Ten Million Dollars USD ($10,000,000) note credit facility currently used by Borrower’s subsidiary, e-TeleQuote Insurance, Inc. (“Etel US”).

4.	INTEREST

4.1	Subject to clause 4.5, Borrower shall be required to pay interest, in accordance with clause 4.4, on the amount of the Loan Amount at a rate equal to the Interest Rate.

4.2	Interest on the amount of the outstanding Loan shall be calculated on a day to day basis, on the basis of a year of 365 days and shall accrue at the rate determined in accordance with clause 4.1.

4.3
On the last working day of each anniversary that the Loan remains outstanding, the total of any interest accrued during the current preceding year shall be added to the outstanding Loan Amount and interest shall accrue on such increased amount thereafter.

4.4	Subject to clause 6.1, Borrower shall pay accrued interest in respect of the amount of the outstanding Loan in arrears on the date on which Borrower repays the outstanding Loan Amount.

4.5	In the event that the circumstances in clause 6.2.2 arise, the Lender may increase the rate of interest from the Interest Rate to 25 percent (25%) per annum.

5.	COVENANT

5.1	The Borrower shall, at at all times when any Loan Amount is outstanding under this Agreement, maintain an LTV of sixty percent (60%) or less.

5.1.1	“LTV” means the then-existing Loan Amount divided by the Value.

5.1.2	“Value” means the then-existing fair market value of all Policies, as measured using reasonable methods.

5.1.3	“Policies” means any and all of the rights of Borrower, Etel US, and Etel US’s subsidiaries to initial and renewal commissions for insurance policies sold or acquired.

6.	REPAYMENT AND PREPAYMENT

6.1
Borrower may prepay all or part of the amount of the outstanding Loan at any time before it becomes due under this Agreement. At the same time as Borrower makes any prepayment, Borrower shall also pay all interest accrued in accordance with clause 4 in respect of the part of the Loan which is prepaid.

6.2	Borrower shall immediately repay the amount of the outstanding Loan and any interest accrued in accordance with clause 4, on the earlier of the following events:

6.2.1	The eight month anniversary of the Effective Date;

6.2.2	Borrower’s material breach of this Agreement or any other written agreement entered between Borrower and Lender;

6.2.3	the date that all or substantially all of the assets of the Borrower are sold to an unaffiliated third party;

6.2.4
the date the Borrower is acquired by (which includes an acquisition pursuant to a scheme of arrangement or an amalgamation) or merges with an unaffiliated company in a transaction in which the Borrower (as applicable) is not the surviving company;

6.2.5	the presentation of a petition for the Borrower’s bankruptcy;

6.2.6	the making of any composition, compromise, assignment or arrangement with any creditor of Borrower;

6.2.7	the appointment of an interim receiver of the Borrower's property;

6.2.8	the appointment of any other receiver or manager of any of the Borrower or the Borrower's assets;

6.2.9	any procedure in any jurisdiction which is analogous to any of the procedures referred to in clauses 6.2.6 to 6.2.9 above; or

6.2.10	Borrower is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law.

6.3	No amount of the Loan repaid or prepaid may be redrawn.

7.	TAXATION

7.1	Borrower hereby indemnifies the Lender in respect of any applicable taxes in relation to Borrower’s receipt of any portion of the Loan, or payment or accrual of any interest thereunder.

8.	SET OFF

Borrower shall not exercise any right of set-off or counterclaim Borrower might have in respect of any payment due to the Lender under this Agreement. The Lender may, at any time, set off any obligation owed by the Lender to Borrower (whether or not matured at such time) against any matured obligation owed by Borrower under this Agreement.

9.	RIGHTS AND REMEDIES

The rights and remedies provided in this Agreement are in addition to (and not instead of) rights or remedies under law. If the Lender fails to exercise any right or remedy under this Agreement or delays his exercise of any such right or remedy, this shall not mean that it waives such right or remedy. If the Lender exercises a right or remedy once or only in part, this does not prevent it exercising such right or remedy again.

10.	THIRD PARTIES

Any person who is not party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement. The parties do not require the consent of any such person before rescinding or varying this Agreement.

11.	TERMINATION

This Agreement shall continue until the Loan has been repaid in full. On the Borrower repaying the Loan in full, this Agreement shall terminate.

12.	MISCELLANEOUS

12.1
This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, each of which when so executed and delivered will be an original, but all the counterparts will together constitute one and the same agreement.

12.2
The formation, existence, construction, performance, validity and all aspects whatsoever of this Agreement or of any term of this Agreement shall be governed by English law. The English Courts shall have jurisdiction to settle any dispute which may arise out of or in connection with this Agreement.

12.3	Borrower shall not assign, novate or otherwise deal with any rights, interests or obligations under this Agreement, except with the Lender’s prior written consent.

12.4	The terms of this Agreement shall inure for the benefit of and be binding upon the respective successors and assigns of the parties hereto.

[Signature Page to Follow]

THIS DOCUMENT is executed as a deed and delivered on the date stated at the beginning of this Agreement.

The Resource Group International, Ltd.

/s/ Mohammed Khaishgi
(Signature)
Mohammed Khaishgi, Director

WITNESS:

/s/
(Signature)

Etelequote Pie

/s/ Anthony Solazzo
(Signature)
Anthony Solazzo, Director

WITNESS:

/s/
(Signature)